SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2016
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On December 21, 2017, Vincent K. McMahon (“Mr. McMahon”), Chairman and Chief Executive Officer of World Wrestling Entertainment, Inc. (the “Company”), sold 3,340,000 shares of the Company’s Class A common stock in a block trade made in accordance with the provisions of Rule 144 of the Securities Act of 1933, as amended. Mr. McMahon executed the sale primarily to fund a separate entity from the Company, Alpha Entertainment LLC, which Mr. McMahon established to explore investment opportunities across the sports and entertainment landscapes, including professional football.  Mr. McMahon has informed the Company that he has no current plan to sell additional shares of the Company’s stock and that he intends to continue in his capacity as the Company’s Chairman and Chief Executive Officer for the foreseeable future.

The shares sold by Mr. McMahon represent approximately 4.3% of the Company’s total outstanding shares of Class A and Class B common stock.  After the sale, Mr. McMahon beneficially owns 32,193,375 shares of the Company’s Class B common stock, which represents approximately 82.8% of the Company’s total voting power and approximately 41.8% of the Company’s total outstanding shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Mark Kowal
Mark Kowal
Chief Accounting Officer and Senior Vice President, Controller

Dated:  December 21, 2017